UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2016

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

2688 South Rainbow Boulevard, Suite B

Las Vegas, Nevada 89146

(Address of principal executive offices, Zip Code)

(866) 290-2157
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information provided below in “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant” and “Item 3.02 – Unregistered Sales of Equity Securities” of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

On January 29, 2016, CV Sciences, Inc. (the “Company”) issued a Promissory Note (the “Note”) to Wiltshire, LLC (the “Lender”) in the principal amount of Eight Hundred Fifty Thousand Dollars ($850,000) in consideration of a loan provided to the Company by the Lender. Under the terms of the Note, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, the Lender delivered to the Company Five Hundred Thousand Dollars ($500,000) on January 29, 2016, and shall deliver the sum of Three Hundred Five Thousand Dollars ($305,000) no later than February 2, 2015, for an aggregate amount of Eight Hundred Five Thousand Dollars ($805,000) (the “Purchase Price”). The principal amount of the Note reflects the Purchase Price, plus $15,000 in legal fees paid to the Lender, plus an “Original Issue Discount” of $30,000.

The Note bears interest at twelve percent (12%) per annum, calculated and payable monthly, not in advance. The Company is obligated to make monthly interest-only payments in the amount of Eight Thousand Five Hundred Dollars ($8,500), due on the first (1st) day of each month commencing March 1, 2016. All principal and accrued and unpaid interest is due under the Note on February 1, 2018. The Company has the right to prepay the Note without penalty or premium, provided that if a prepayment of principal is made before July 1, 2016, the Lender is entitled to a prepayment interest guarantee equal to six (6) months’ interest payments on the Note. If the Company does not pay the full amount of each monthly payment within thirty (30) days of the date it is due, the Company would be in default under the Note and, at such time, the Lender may in its discretion accelerate the Note and demand repayment of all principal and interest outstanding.

Item 3.02 Unregistered Sales of Equity Securities

The information provided above in “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant” of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Pursuant to the terms of the Note, and in consideration for the loan evidenced by the Note, the Company on January 29, 2016 issued to the Lender a common stock purchase warrant providing the Lender with the right to purchase up to 2,000,000 shares of the Company’s common stock (the “Warrant”). The Warrant is exercisable, subject to certain limitations described below, subsequent to July 1, 2017 and before the date that is five (5) years from the date of issuance at an exercise price of $0.20 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends. At no time may the Lender exercise the Warrant for the greater of (A) one percent (1%) of the outstanding common stock of the Company, and (B) the average weekly trading volume, excluding any public offerings of the Company, during four (4) calendar weeks prior to the exercise of the Warrant. A copy of the Warrant is filed as Exhibit 2.2 to this Current Report on Form 8-K.

The issuance of the Warrant is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Rule 506(b) of Regulation D, as promulgated by the Securities and Exchange Commission under the Act.

Item 7.01 Regulation FD Disclosure

On February 2, 2016, the Company issued a press release (the “Press Release”) announcing that the Company prepaid obligations under certain Convertible Promissory Notes originally issued by the Company to Redwood Management, LLC. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information set forth under this Item 7.01, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Promissory Note, dated January 29, 2016
2.2	Common Stock Purchase Warrant, dated January 29, 2016
99.1	Press Release of CV Sciences, Inc., dated February 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016

CANNAVEST CORP.

By: /s/ Michael Mona, Jr.

Michael Mona, Jr.

President and CEO

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